SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) NOVEMBER 10, 1997

                            INDUSTRIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)
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
            TEXAS                                  1-9580                             76-0289495
(State of other jurisdiction of            (Commission File Number)       (IRS Employer Identification No.)
        incorporation)
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                     7135 ARDMORE HOUSTON, TEXAS         77054
              (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (713) 747-1025

         ______________________________________________________________
         (Former name or former address, if changed since last report.)

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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

           (a)   ACQUISITION OF BOLT MANUFACTURING CO., INC.

           Effective November 1, 1997, Industrial Holdings, Inc., a Texas corporation (the "Company") acquired all the capital stock of Bolt Manufacturing Co., Inc. doing business as WALKER BOLT Manufacturing Company ("WALKER"), a Texas corporation, pursuant to the terms of a stock purchase agreement by and among the Company and Ralph Walker, Jr. and David Introligator (the "Shareholders"), the sole shareholders of WALKER.

           WALKER manufactures specialty fasteners (which include bolts, screws, nuts and washers), to order, in small quantities for quick delivery. Its customers are primarily distributors which sell to refineries, chemical plants, pulp mills and others in the United States and Canada.

           The purchase price (the "Purchase Price") of the capital stock was $5 million cash, plus the repayment at closing of $1 million in notes payable by WALKER to the Shareholders (the "Shareholder Notes"), plus the assumption of liabilities. The purchase price was determined through arm's-length negotiations between the Company and the Shareholders which had no pre-existing relationship with the Company or any of its affiliates, directors, officers or associates outside the normal course of business. The purchase price was financed as described below.

           In connection with the acquisition of WALKER, the Company entered into with Heller Financial, Inc. ("Heller") an $8 million term note at LIBOR (currently 5.63%) plus 2.5%, payable in installments of principal plus interest over six years (the "Heller Note"). The Heller Note is secured by certain machinery and equipment of the Company. Proceeds of $2.1 million from the Heller Note were used to retire existing term notes payable to Comerica Bank - Texas ("Comerica"). The remaining proceeds, or $5.9 million, were used to finance a portion of the purchase price of WALKER and repay the Shareholder Notes. The remainder of the purchase price was financed through an increase in the Company's existing Line of Credit Facility and Demand Note ("Demand Note") with Comerica.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a)   Financial Statements for Acquired Companies

              Independent Auditors' Report
              Balance Sheets at September 30, 1997 (unaudited) and December 31,
                    1996 and 1995
              Statements of Earnings for the Nine Months Ended September 30,
                    1997 and 1996 (unaudited) and Years Ended December 31,
                    1996 and 1995
              Statements of Shareholders' Equity for the Nine Months Ended
                    September 30, 1997 (unaudited) and the Years Ended
                    December 31, 1996 and 1995
              Statements of Cash Flows for the Nine Months Ended September
                    30, 1997 and 1996 (unaudited) and Years Ended December
                    31, 1996 and 1995
              Notes to Financial Statements

        (b)   Pro Forma Financial Information

              Pro Forma Condensed Consolidated Financial Statements (Unaudited) Pro Forma Condensed Consolidated Balance Sheet at
                    September 30, 1997 (Unaudited)
              Notes to Pro Forma Condensed Consolidated Balance Sheet at
                    September 30, 1997
              Pro  Forma Condensed Consolidated Statement of Operations for the
                    Nine Months ended September 30, 1997 (Unaudited)
              Pro  Forma Condensed Consolidated Statement of Operations for the
                    Year Ended December 31, 1996 (Unaudited)
              Notes to Pro Forma Condensed Consolidated Statement of Operation

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                                    EXHIBITS

                                                                            PAGE
                                                                            ----
 2.1   Purchase Agreement by and among Industrial Holdings,
       Inc. (the "Company") and Bolt Manufacturing Co., Inc.                Ex-1

 7.1   Financial Statements of Bolt Manufacturing Co., Inc.                 F-1

 7.2   Pro Forma Condensed Consolidated Financial Statements                F-12

10.1   Promissory Note by and Among Industrial Holdings, Inc., American
       Rivet Company, Inc., LSS-Lone Star-Houston, Inc., Bolt
       Manufacturing Co., Inc. and Heller Financial, Inc.                   Ex-4

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                           INDUSTRIAL HOLDINGS, INC.

                                           By: /s/ CHRISTINE A. SMITH
                                                   CHIEF FINANCIAL OFFICER

Date: December 1, 1997

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                                INDEX TO EXHIBITS

 2.1 Purchase Agreement by and among Industrial Holdings, Inc. (the "Company") and Bolt Manufacturing Co., Inc.

 7.1    Financial Statements of Bolt Manufacturing Co., Inc.

 7.2    Pro Forma Condensed Consolidated Financial Statements

10.1    Promissory Note by and Among Industrial Holdings, Inc., American
        Rivet Company, Inc. ("American"), LSS-Lone Star-Houston, Inc.
        ("Lone Star"), Bolt Manufacturing Co., Inc. and Heller Financial, Inc.


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